                                                                     Exhibit 3.8

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                                 MAXYGEN, INC.

          Maxygen, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. The name of the corporation is Maxygen, Inc. The corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on May 7, 1996.

          2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and amends the provisions of the Certificate of Incorporation of the corporation.

          3. The Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as set forth in the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A.

          IN WITNESS WHEREOF, Maxygen, Inc. has caused this Amended and Restated Certificate of Incorporation to be duly executed by its Chief Executive Officer and attested to by its Chief Financial Officer this ____ day of __________,
______.

                                       MAXYGEN, INC.


                                       By: _____________________________________
                                           Russell J. Howard, Ph.D.
                                           President and Chief Executive Officer

ATTEST:


__________________________________
Simba Gill, Ph.D., M.B.A.
Chief Financial Officer and
Senior Vice President of Business
Development

                                   Exhibit A
                                   ---------

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                                 MAXYGEN, INC.

     FIRST.   The name of the corporation is Maxygen, Inc.
     -----

     SECOND.  The address of the registered office of the corporation in the
     ------
State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent. The name of its registered agent at such address is National Corporate Research, Ltd.

     THIRD.   The nature of the business or purposes to be conducted or promoted
     -----
is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH.  The total number of shares of all classes of capital stock which
     ------
the corporation shall have authority to issue is Seventy-Five Million (75,000,000) shares, comprised of Seventy Million (70,000,000) shares of Common Stock with a par value of $0.0001 per share (the "Common Stock") and Five Million (5,000,000) shares of Preferred Stock with a par value of $0.0001 per share (the "Preferred Stock").

     A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

     A.  PREFERRED STOCK
         ---------------

         The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the board of directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as may be expressly provided in this Amended and Restated Certificate of Incorporation, including any certificate of designations for a series of Preferred Stock, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

          The board of directors is expressly authorized, subject to the limitations prescribed by law and the provisions of this Amended and Restated Certificate of Incorporation, to provide for the issuance of all or any shares of the Preferred Stock, in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the board of directors to create such series, and a certificate of designations setting forth a copy of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the board of directors with respect to each such series shall include without limitation of the foregoing the right to specify the number of shares of each such series and to authorize an increase or decrease in such number of shares and the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the board of directors may deem advisable and as are not inconsistent with law and the provisions of this Amended and Restated Certificate of Incorporation. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of such holder is required pursuant to the terms of any Preferred Stock designation.

     B.   COMMON STOCK
          ------------

          1.  Relative Rights of Preferred Stock and Common Stock.  All
              ---------------------------------------------------
preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

          2.  Voting Rights.  Except as otherwise required by law or this
              -------------
Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books

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

of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation; provided, however, that, except as
                                           --------  -------
otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock).

          3.  Cumulative Voting.  Holders of stock of any class or series of the
              -----------------
corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders, unless such cumulative voting is required pursuant to Sections 2115 or 301.5 of the California General Corporation Law, in which event each such holder shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to such holder's shares of stock multiplied by the number of directors to be elected by such holder, and the holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such holder may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes.

          4.  Dividends.  Subject to the preferential rights of the Preferred
              ---------
Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the board of directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

          5.  Dissolution, Liquidation or Winding Up.  In the event of any
              --------------------------------------
dissolution, liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Amended and Restated Certificate of Incorporation, including any certificate of designations for a series of Preferred Stock, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

     FIFTH.  The corporation is to have perpetual existence.
     -----

     SIXTH.  In furtherance and not in limitation of the powers conferred by the
     -----
laws of the State of Delaware:

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

     A.   The board of directors of the corporation is expressly authorized:

          (i)   To make, alter or repeal the By-Laws of the corporation.

          (ii) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          (iii) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          (iv) By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any committee. The By-Laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the By-Laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Amended and Restated Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease or exchange, of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution or By-Laws expressly so provided, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

          (v) When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     B. Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

     C. The books of the corporation may be kept at such place within or without the State of Delaware as the By-Laws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

     D. Special meetings of stockholders of the corporation may be called only by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Amended and Restated Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

     SEVENTH.  Whenever a compromise or arrangement is proposed between this
     -------
corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or classes of creditors, and/or of the stockholders or classes of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH.  A director of this corporation shall not be personally liable to
     ------
the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of repeal or modification.

     NINTH.
     -----

     A.  RIGHT TO INDEMNIFICATION
         ------------------------

         Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall insure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall
                              --------  -------
indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the board of directors of the corporation. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a
             --------  -------
director or officer of the corporation in his or her capacity as a director or officer and not in any other capacity in which service was or is rendered by such person while a director or officer including (without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

     B.  RIGHT OF CLAIMANT TO BRING SUIT
         -------------------------------

         If a claim under Paragraph A of Article NINTH is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

     C.  NON-EXCLUSIVITY OF RIGHTS
         -------------------------

         The rights conferred on any person by Paragraphs A and B of Article NINTH shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

     D.  INSURANCE
         ---------

         The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against, any expense, liability or loss reasonably incurred or suffered by such person in connection with his or her service as a director, officer, employee or agent of such entity, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     TENTH.  The corporation reserves the right to amend or repeal any provision
     -----
contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.